UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2006

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940
(Zip Code)

(831) 642-9300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective May 1, 2006, Century Aluminum Company (“Century”, “we” or “us”) entered into employment and severance protection agreements with Robert R. Nielsen, who succeeded Gerald J. Kitchen as Executive Vice President, General Counsel and Secretary of the Company effective May 1, 2006. Under the terms of his employment agreement, Mr. Nielsen will receive a base salary of $350,000 per annum and will be eligible to receive an annual performance-based cash bonus under the Company's incentive compensation plan of up to 100% of his base salary, subject to the discretion of the Compensation Committee. Mr. Nielsen's annual cash bonus for 2006 will be no less than $122,500. The agreement provides that Mr. Nielsen will receive options to purchase 25,000 shares of the Company's common stock and a one-time grant of 15,000 time vested performance shares. The options will vest over a period of two years, with one-third vesting on each of his employment date, the one year anniversary of his employment date and the two year anniversary of his employment date, and will be exercisable at an exercise price equal to the price of Century’s common stock on the last trading day immediately preceding his employment date. The shares of restricted stock will vest one-third each on the one, two and three year anniversaries of his employment date. Mr. Nielsen will also be eligible to participate in certain of Century’s incentive compensation and benefit plans, including our Amended and Restated 1996 Stock Incentive Plan, which provides for the award of options and performance shares, and the Supplemental Retirement Income Benefit Plan, which provides select senior executives with supplemental benefits in addition to the benefits they are entitled to receive under our qualified retirement plans.

Under Mr. Nielsen's severance protection agreement, if Mr. Nielsen's employment is terminated within 36 months following a change in control of Century either: (i) by Century for any reason other than cause or disability, or (ii) by Mr. Nielsen for good reason, he will receive a lump sum payment equal to three times the aggregate of the highest base salary and the highest bonus received by Mr. Nielsen in any of the most recent five years. Also, upon a change in control, the exercisability of stock options and the vesting of performance shares held by Mr. Nielsen will be accelerated. The agreement also provides for additional payments to fully offset any excise taxes payable by Mr. Nielsen as a result of the payments and benefits provided for under the agreement.

The foregoing descriptions of the material terms of Mr. Nielsen's employment and severance protection agreements are qualified by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and Exhibit 10.2, respectively.

On April 29, 2006 our Compensation Committee approved a base salary of $325,000 for Mr. Gerald J. Kitchen, our former Executive Vice President, General Counsel, Chief Administrative Officer and Secretary. The new base salary is effective as of January 1, 2006. In addition, our Compensation Committee approved a cash bonus of $100,000 under Century’s incentive compensation plan, for the portion of 2006 Mr. Kitchen was our employee.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are being furnished with this report:

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 1, 2006, by and between Century Aluminum Company and Robert R. Nielsen
10.2	Severance Protection Agreement, dated as of May 1, 2006, by and between Century Aluminum Company and Robert R. Nielsen

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: May 3, 2006	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 1, 2006, by and between Century Aluminum Company and Robert R. Nielsen
10.2	Severance Protection Agreement, dated as of May 1, 2006, by and between Century Aluminum Company and Robert R. Nielsen